UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FRANKLIN BSP REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	46-1406086
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas, Suite 32A New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange
7.50% Series E Cumulative Redeemable Preferred Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrent with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-258947

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Franklin BSP Realty Trust, Inc. (the “Registrant”) hereby incorporates herein the description of the Registrant’s Common Stock, par value $0.01 per share and 7.50% Series E Cumulative Redeemable Preferred Stock, par value $0.01 per share contained in the section entitled “Description of BSPRT Capital Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-4 (File No. 333-258947) initially filed with the Securities and Exchange Commission (the “SEC”) on August 19, 2021, as amended from time to time (the “Registration Statement”). The prospectus to the Registration Statement filed with the SEC on September 7, 2021 and the supplement to the prospectus filed with the SEC on September 23, 2021, and any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed are also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Franklin BSP Realty Trust, Inc.

Date: October 18, 2021	By:	/s/ Jerome S. Baglien
	Name:	Jerome S. Baglien
	Title:	Chief Financial Officer and Treasurer